                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.             )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            CLIFFS DRILLING COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            CLIFFS DRILLING COMPANY
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                          [CLIFFS DRILLING COMPANY]

                                                                  April 18, 1994

To the Shareholders of Cliffs Drilling Company:

     Cliffs Drilling Company's Annual Meeting of Shareholders will be held at the Doubletree Hotel at Allen Center, 400 Dallas Street at Bagby, Houston, Texas, on Thursday, May 19, 1994, at 11:00 a.m. local time.

     The directors and officers of the Company look forward to meeting you at the Annual Meeting. There will be a report on operations and ample opportunity for questions.

     Information concerning matters to be voted on at the meeting is set forth in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

     WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING. If you then attend the meeting and wish to vote your shares in person, you may withdraw your proxy at that time. It is important that your shares be represented.

                                          Sincerely,

                                          M. M. CONE
                                          Chairman of the Board

                            CLIFFS DRILLING COMPANY
                              300 CITICORP CENTER
                              HOUSTON, TEXAS 77002

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 19, 1994

TO THE SHAREHOLDERS OF CLIFFS DRILLING COMPANY:

     The 1994 Annual Meeting of the Shareholders of Cliffs Drilling Company (the "Company") will be held at the Doubletree Hotel at Allen Center, 400 Dallas Street at Bagby, Houston, Texas, on Thursday, May 19, 1994, at 11:00 a.m. local time, for the following purposes, as set forth in the accompanying proxy statement.

          1. To elect two directors to hold office until the 1997 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

          2. To ratify the selection by the Board of Directors of Ernst & Young as independent public accountants to examine the books, records and accounts of the Company for the year 1994; and

          3. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 31, 1994, are entitled to notice of and to vote at the meeting. A list of such shareholders will be open for examination by any shareholder at the meeting and for a period of ten days prior to the date of the meeting during ordinary business hours at the office of the Company's Secretary, 300 Citicorp Center, Houston, Texas 77002.

                                          By order of the Board of Directors

                                          James E. Mitchell Jr.
                                          Secretary

April 18, 1994

                IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE
                        COMPLETED AND RETURNED PROMPTLY

                            CLIFFS DRILLING COMPANY

                              300 CITICORP CENTER
                              HOUSTON, TEXAS 77002

                                                                  April 18, 1994

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation by the Board of Directors of Cliffs Drilling Company, a Delaware corporation (hereinafter called the "Company"), of proxies to be used at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 19, 1994, at 11:00 a.m. local time at The Doubletree Hotel at Allen Center, 400 Dallas Street at Bagby, Houston, Texas, and at any adjournments thereof (the "Annual Meeting").

     A form of proxy is enclosed for use at the meeting. The proxy may be revoked by the shareholder at any time before it is voted. Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted for the election of the nominees for director named on the following pages and for the ratification of the selection by the Board of Directors of Ernst & Young as independent public accountants to examine the books, records and accounts of the Company for the year 1994.

     This proxy material is being mailed to shareholders beginning on or about April 18, 1994, accompanied by the Company's Annual Report for the year ended December 31, 1993.

     The Company has adopted a policy that all shareholder proxies, consents, authorizations, ballots and tabulations that identify the particular vote of a shareholder are to be maintained in confidence, and that the identity and vote of any shareholder shall not be disclosed to any third party, except as may be necessary to meet applicable legal requirements or to allow the inspectors of election to certify the results of the shareholder vote.

     The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone, telegraph or telex. In addition, the Company will retain Georgeson & Company Inc., New York, New York, to aid in the solicitation for an estimated cost of $6,500, plus out-of-pocket expenses. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy material to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

OUTSTANDING SHARES AND VOTING RIGHTS

     Only shareholders of record at the close of business on March 31, 1994 will be entitled to vote at the Annual Meeting. At the close of business on such record date the Company had outstanding 4,268,104 shares of common stock, $.01 par value (the "Common Stock") and 1,150,000 shares of $2.3125 Convertible Exchangeable Preferred Stock (the "Preferred Stock"). Each share of Common Stock entitles the holder thereof to one vote. The holders of shares of Preferred Stock have no right to vote in this election (although such holders have the right to elect directors in certain circumstances).

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and Bylaws, provide that the number of directors shall be not more than 15 nor less than 3 as may be fixed by the Company's Board of Directors (the "Board"), that the Board shall be divided into 3 classes of directors, with the classes to be as nearly equal in number as possible and that such directors shall be elected to serve 3-year terms.

     The following information describes the Company's 7 directors as of April 14, 1994.

                                                                            TERM    DIRECTOR
                                NAME                              AGE      EXPIRES    SINCE
                                ----                              ---      -------    -----
    Robert M. McInnes...........................................   63       1996       1993
    Douglas E. Swanson..........................................   55       1996       1988
    H. Robert Hirsch............................................   60       1995       1993
    Randolph Newcomer...........................................   58       1995       1992
    Joseph E. Reid..............................................   65       1995       1988
    Michael M. Cone.............................................   56       1994       1988
    John D. Weil................................................   53       1994       1989

     Robert M. McInnes is a private business consultant, an attorney-at-law and of counsel to the law firm of Arter & Hadden. Mr. McInnes is also a director of Brush Wellman Inc. and Seaforth Mineral & Ore Co., Inc. Previously, Mr. McInnes was a director of Moore McCormack Resources, Inc., Society National Bank of Cleveland, MLX Corp. and Cleveland-Cliffs Inc. From 1987 to 1988 he was Group Executive Vice President of Cleveland-Cliffs Inc where his responsibilities among several divisions included the operations of the Company's predecessor while it was a wholly-owned subsidiary of Cleveland-Cliffs Inc. From 1983 to 1986, he was President and Chief Executive Officer of Pickands Mather & Co. and The Interlake Steamship Company after holding several senior positions. Mr. McInnes formerly held the position of General Counsel and Treasurer, respectively, with Diamond Shamrock Corporation during the period 1969 to 1970. Mr. McInnes is a member of the Audit and Compensation Committees.

     Douglas E. Swanson is President and Chief Executive Officer of the Company. Mr. Swanson joined the Company in 1978 as Executive Vice President and served in that office until his election as President, effective January 1, 1992.

     H. Robert Hirsch is a consultant in the oil and gas industry and is President of Sycamore Investment Company. From 1981 through 1990, Mr. Hirsch was Chairman, President and Chief Executive Officer of Conquest Exploration Company. He held several senior offices with the Superior Oil Company during the period 1976 through 1981, in addition to serving as a director during the period 1978 through 1981. Prior to this time, Mr. Hirsch held numerous technical and managerial positions with Mobil Oil Corporation during his 22-year employment commencing in 1953. Mr. Hirsch is a member of the Audit and Compensation Committees.

     Randolph Newcomer is Executive Vice President of the Company. Mr. Newcomer joined the Company in 1979 as Vice President -- Operations and was elected Senior Vice President -- Operations of the Company in 1986, serving in that office until his election as Executive Vice President, effective January 1, 1992.

     Joseph E. Reid is, and since 1984 has been, a director of Riverway Bank & Trust and is currently a director of Edisto Resources Corporation and Great Western Resources plc. In addition, Mr. Reid is, and from 1982 to 1984 was, a private consultant in the oil and gas industry. From 1984 to 1986, he was President and Chief Executive Officer of Meridian Oil, Inc. (which was a division of Burlington Northern, Inc.). He has held a number of positions with The Superior Oil Company during the period 1978 through 1981, including Chairman, Chief Executive Officer and President, in addition to serving as a director. Mr. Reid is Chairman of the Audit Committee and a member of the Compensation Committee.

     Michael M. Cone is Chairman of the Board of the Company and was President of the Company from 1978 until his resignation from that office, effective January 1, 1992. Mr. Cone is currently Chairman of the Board of Tri-C Resources Inc. and is a member of the Audit and Compensation Committees.

     John D. Weil has been President of Clayton Management Co., a private investment management company, since 1973, a director of Physicians Insurance Co. of Ohio since 1987, a director of CleveTrust Realty since 1991, a director of Oglebay Norton Company since 1992 and a director of Todd Shipyards Corporation and Southern Investors since 1993. Mr. Weil has served as a director of the Company since August 8, 1989 and is Chairman of the Compensation Committee and a member of the Audit Committee.

     Messrs. Cone and Weil stand for election this year and are the Company's only nominees named in the proxy. Unless contrary instructions are set forth in the proxies, it is intended that the persons named in the proxy will vote all shares represented by proxies for the election of Messrs. Cone and Weil. Should Messrs. Cone or Weil become unavailable, it is intended that shares represented by valid proxies will be voted for a substitute nominee designated by the Board.

BOARD OF DIRECTORS AND CERTAIN COMMITTEES

     The management of the Company is under the direction of its Board of Directors. The Board has established an Audit Committee and a Compensation Committee, and may in the future establish other committees to facilitate its work. The Board does not have a standing nominating committee or other committee performing a similar function.

     The Audit Committee reviews the scope of the audit by the Company's auditors and the independence of such firm from management of the Company, the annual financial statements of the Company, the adequacy of the Company's internal accounting controls, and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention. During 1993, Messrs. Reid (current Chairman), Weil (previous Chairman) and Cone were members of the Audit Committee for all meetings. Messrs. Hirsch and McInnes were members of the Audit Committee for one meeting and two previous directors, Messrs. Carmichael and Wyper, were members of the Audit Committee for one meeting. The Audit Committee met two times during 1993.

     The Compensation Committee reviews executive salaries, administers the Incentive Equity Plan and the Incentive Bonus Plan of the Company, and approves the salaries and other benefits of the executive officers. In addition, this Committee advises and consults with the Company's management regarding benefit plans and compensation policies and practices of the Company. During 1993, the members of this Committee were Messrs. Weil (current Chairman), Cone, Hirsch, McInnes and Reid. The Compensation Committee met once during 1993.

DIRECTORS' FEES AND RELATED INFORMATION

     Directors who are not employees of the Company currently receive an annual retainer of $18,000, plus $750 per day for attendance at each meeting of the Board. Directors who serve on committees of the Board also receive $750 per day for committee meetings attended on a day other than a Board meeting day. During 1993, all committee meetings were held on the same day as a Board meeting. Directors and members of committees of the Board who are employees of the Company are not compensated for their Board and committee activities. Directors are reimbursed for expenses incurred in attending Board and committee meetings.

     For information on awards of stock options to Messrs. Reid and Weil see "Incentive Equity Plan -- Automatic Stock Option Awards" below.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During 1993, all directors of the Company attended 100% of the meetings of the Board and the committees on which they served either in person or by teleconference. The Board held five meetings during the year 1993.

                               EXECUTIVE OFFICERS

     Set forth below are the names, ages, titles with the Company and present and past positions of the current executive officers of the Company. All officers serve at the pleasure of the Board of Directors and are appointed for one-year terms.

          NAME               AGE                   TITLE, EXPERIENCE AND COMPANY
- -------------------------    ---     ----------------------------------------------------------
Douglas E. Swanson.......     55     President and Director
                                     1992 -- Present: President and Chief Executive Officer of
                                     the Company; 1978 - 1991: Executive Vice President of the
                                     Company
Randolph Newcomer........     58     Executive Vice President and Director
                                     1992 -- Present: Executive Vice President of the Company;
                                     1986 -- 1991: Senior Vice President -- Operations of the
                                     Company; 1979 -- 1986: Vice President -- Operations of the
                                     Company
Edward A. Guthrie........     49     Vice President -- Finance
                                     1992 -- Present: Vice President -- Finance of the Company;
                                     1991: Vice President -- Controller of the Company;
                                     1983 -- 1990: Controller of the Company
Charles M. McCall........     47     Vice President -- Drilling Operations
                                     1991 -- Present: Vice President -- Drilling Operations of
                                     the Company; 1989 -- 1990: General Manager -- Drilling
                                     Operations of the Company; 1986 -- 1989:
                                     Manager -- Operations of the Company
James P. Mitchen.........     43     Vice President -- Business Development
                                     1992 -- Present: Vice President -- Business Development of
                                     the Company; 1991: Vice President -- International
                                     Business Development of the Company; 1989 -- 1990:
                                     Consultant for Cliffs -- Neddrill Turnkey International;
                                     1985 -- 1989: Vice President -- Finance of Bawden Drilling
                                     Inc.
Ralph E. Niemi...........     45     Vice President -- MOPU Operations
                                     1992 -- Present: Vice President -- MOPU Operations of the
                                     Company; 1991 -- 1992: General Manager -- MOPU Operations;
                                     1990 -- 1991: Manager -- Turnkey Operations; 1986 -- 1990:
                                     Senior Drilling Engineer with the Company
Gary W. Owen.............     37     Vice President -- Turnkey Operations
                                     1993 -- Present; Vice President -- Turnkey Operations of
                                     the Company; 1991 -- 1993: Project Drilling Manager of
                                     Conoco, Inc.; 1989 -- 1990: Drilling Superintendent of
                                     Conoco, Inc.
Ed O. Davis..............     36     Treasurer
                                     1992 -- Present: Treasurer of the Company; 1992: Assistant
                                     Treasurer of the Company; 1987 -- 1991:
                                     Manager -- Administration of the Company
James E. Mitchell Jr.....     43     Secretary
                                     1992 -- Present: Secretary of the Company; 1988 -- 1992:
                                     Secretary and Treasurer of the Company; 1985 -- 1988:
                                     Treasurer of the Company
Cindy B. Taylor..........     32     Controller
                                     1992 -- Present: Controller of the Company; 1990 -- 1992:
                                     Senior Manager with Ernst & Young; 1988 -- 1990: Manager
                                     with Ernst & Young

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares of the Company's Common and Preferred Stock beneficially owned as of April 14, 1994 by each director, by certain executive officers and by all directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, to the Company's knowledge each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.

                                                         BENEFICIAL OWNERSHIP
                                          ----------------------------------------------------
                                                    AMOUNT                    PERCENTAGE
                                          ---------------------------     --------------------
                   NAME                   COMMON            PREFERRED     COMMON      PREFERRED
                   ----                   ------            ---------     ------      ---------
    John D. Weil.......................   446,607(1,2)       115,900       10.1%       10.1%
    Douglas E. Swanson.................    80,112(3,4,5,6,7)                1.9%
    Randolph Newcomer..................    59,130(3,4,5,6,7)                1.4%
    Michael M. Cone....................    41,901                           1.0%
    Joseph E. Reid.....................     2,000(4)                         *
    H. Robert Hirsch...................     1,000                            *
    Robert M. McInnes..................       500                            *
    Charles M. McCall..................    19,500(3,4,5,6,7)                 *
    Edward A. Guthrie..................    17,750(3,4,5,6,7)                 *
    James P. Mitchen...................    16,143(3,6,7,8)     1,000         *           *
    All directors and executive
      officers as a group (15
      persons).........................   721,542(9)         116,900       15.8%       10.2%

- ---------------

  * less than 1.0% of class

(1) The information shown above was obtained from the Schedule 13D (Amendment No. 5) dated April 8, 1994, as filed with the Securities and Exchange Commission by John D. Weil. Of the 446,607 shares of Common Stock reflected as beneficially owned, Mr. Weil has the right to acquire 219,507 of such shares upon the conversion of 115,900 shares of Preferred Stock. Mr. Weil has sole voting and dispositive power with respect to 202,227 shares of Common Stock and shared voting and dispositive power with respect 11,681 shares of Common Stock. Mr. Weil disclaims beneficial ownership with respect to 266,956 shares of Common Stock (including 141,856 shares which may be acquired upon the conversion of 74,900 shares of Preferred Stock) and 74,900 shares of Preferred Stock.

(2) Includes 2,000 shares of Common Stock which may be acquired upon the exercise of options granted to Mr. Weil, exercisable at $12.00 per share since August 8, 1992.

(3) Includes 4,500, 3,500, 2,000, 2,000, and 2,000 shares of restricted stock awarded to Messrs. Swanson, Newcomer, McCall, Guthrie and Mitchen, respectively, pursuant to the Company's 1988 Incentive Equity Plan upon which restrictions apply and may be subject to forfeiture.

(4) Includes 18,000, 12,900, 2,000, 4,000 and 4,000 shares of Common Stock which may be acquired upon the exercise of options granted to Messrs. Swanson, Newcomer, Reid, McCall and Guthrie, respectively, exercisable at $13.80 per share since June 21, 1991.

(5) Includes 9,600, 8,000, 4,000 and 4,000 shares of Common Stock which may be acquired upon the exercise of options granted to Messrs. Swanson, Newcomer, McCall and Guthrie, respectively, exercisable at $14.25 per share since May 17, 1993.

(6) Includes 22,500, 11,250, 4,500, 3,750 and 2,250 shares of Common Stock which may be acquired upon the exercise of options granted to Messrs. Swanson, Newcomer, McCall, Guthrie and Mitchen, respectively, exercisable at $13.25 per share since December 12, 1993.

(7) Includes 6,000, 3,500, 2,500, 3,000 and 3,000 shares which may be acquired upon the exercise of options granted to Messrs. Swanson, Newcomer, McCall, Guthrie and Mitchen, respectively, exercisable at $12.875 per share at May 20, 1994.
                                             (Notes continued on following page)

(8) Includes 5,000 shares of Common Stock which may be acquired upon exercise of options granted to Mr. Mitchen exercisable at $11.75 per share since December 18, 1993.

(9) Includes 4,000 shares of Common Stock which may be acquired upon the exercise of options granted to two officers, excluding those named, exercisable at $13.80 per share since June 21, 1991, 7,500 shares which may be acquired upon the exercise of options granted to three officers excluding those named, exercisable at $14.25 per share since May 17, 1993, 2,250 shares which may be acquired upon exercise of options granted to one officer, excluding those named, exercisable at $13.25 per share since December 12, 1993, 2,500 shares which may be acquired upon exercise of options granted to one officer, excluding those named, exercisable at $13.75 per share since July 29, 1993, and 8,500 shares which may be acquired upon exercise of options granted to four officers, excluding those named, exercisable at $12.875 per share at May 20, 1994. Also includes 9,500 shares of restricted stock awarded to three officers, excluding those named, pursuant to the Company's 1988 Incentive Equity Plan upon which restrictions apply and may be subject to forfeiture. Of the 721,542 shares of Common Stock reflected as beneficially owned, the directors and officers as a group have the right to acquire 221,400 shares of Common Stock upon the conversion of 116,900 shares of Preferred Stock.

INCENTIVE EQUITY PLAN

     The Cliffs Drilling Company 1988 Incentive Equity Plan (the "Plan") is designed to encourage employee ownership of the Company's Common Stock and to assist the Company in attracting, retaining and rewarding key personnel. The Plan authorizes the Compensation Committee to grant to eligible participants of the Company and its subsidiaries and affiliates, during a period of 10 years from the date of shareholder approval of the Plan, stock options, stock appreciation rights ("SAR's") and restricted or deferred stock awards, currently for up to 490,000 shares of Common Stock, subject to adjustment for future stock dividends, stock splits, recapitalizations and similar events.

     Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries are eligible for awards of stock options, SAR's, restricted stock and deferred stock pursuant to the Plan. At the present time, ten (10) executive officers and approximately fifteen (15) key employees are eligible for participation under the Plan. In addition, each of the first five (5) non-employee directors of the Company elected during the 2-year period following the Distribution were automatically granted non-qualified stock options pursuant to the Plan covering 2,000 shares of Common Stock. See "Automatic Stock Option Awards" below.

     All awards of stock options, SAR's and restricted or deferred stock pursuant to the Plan are made in consideration of the participant's contribution to the management, growth and/or profitability of the Company and its subsidiaries. As of April 14, 1994, the closing price of the NASDAQ National Market System of the Common Stock which is the subject of such stock options, SAR's and restricted or deferred stock was $12.25 per share.

     Stock Options. The Plan permits the granting of non-transferable stock options that either qualify as incentive stock options ("ISO's") under Section 422 (b) of the Internal Revenue Code of 1986, as amended (the "Code"), or do not so qualify ("Non-Qualified Stock Options"). The option exercise price for each share of Common Stock covered by an option shall be determined by the Compensation Committee, but shall not be less than 100% of the fair market value of such share on the date of grant; provided, however, that the option exercise price for the Non-Qualified Stock Options which were granted to the Company's officers and other key employees as of the public distribution of the Common Stock of the Company to the shareholders of Cleveland-Cliffs Inc ("Cleveland") as sole shareholder of the Company on June 21, 1988 (the "Distribution") was $13.80 per share, which is the average for the 20 trading days following the Distribution of the daily closing price of the Common Stock as quoted in the NASDAQ National Market System.

     The term of each option will be fixed by the Compensation Committee but may not exceed 10 years from the date of grant in the case of an ISO or 10 years and 1 day from the date of grant in the case of a Non-

Qualified Stock Option. The Compensation Committee will determine at which time or times each option may be exercised; the exercisability of options may be accelerated by the Compensation Committee.

     The option exercise price must be paid by certified or bank check or other instrument acceptable to the Compensation Committee or, if the Compensation Committee so determines, by delivery of shares of Common Stock (or in the case of non-qualified stock options only, in restricted stock or deferred stock) valued at fair market value on the exercise date.

     Under the Plan, in the event of termination of employment by reason of normal retirement, approved early retirement, long-term disability or death, an option may thereafter be exercised (to the extent it was then exercisable) for various periods of up to 3 years (or such shorter period as the Compensation Committee shall determine at grant), subject to the stated term of the option. If an optionee's employment terminates voluntarily or involuntarily for any reason other than normal retirement, approved early retirement, disability or death, his options may be exercised, to the extent then exercisable, for 3 months following termination (unless otherwise determined by the Compensation Committee), except that options cease to be exercisable upon termination for "cause" (as defined in the Plan).

     The Plan also permits the Compensation Committee to cash out options, at the Compensation Committee's election, for cash or shares of Common Stock, and to settle the spread value of an option, upon a cash out or exercise, in the form of restricted or deferred stock.

     Stock Appreciation Rights. The Compensation Committee may also grant non-transferable SAR's in conjunction with options, entitling the holder upon exercise to receive an amount in cash and/or shares of Common Stock (as determined by the Compensation Committee) equal in value to the increase since the date of grant in the fair market value of the Common Stock covered by such right. Each SAR will terminate upon the termination or exercise of the related option.

     Restricted Stock. The Compensation Committee may also award restricted stock subject to certain conditions set forth in the Plan and such other conditions and restrictions as the Compensation Committee may determine, which may include the attainment of performance goals and the payment of a purchase price which shall be not less than par value. Prior to the lapse of restrictions on shares of restricted stock, the participant will have all rights of a shareholder with respect to such shares, including voting and dividend rights, subject to the conditions and restrictions generally applicable to restricted stock (and any dividends on such shares) or specifically set forth in the participant's restricted stock award agreement.

     Shares of restricted stock are non-transferable and the Compensation Committee will have the right to provide, in the event that a participant who holds shares of restricted stock terminates employment for any reason (including death) prior to the lapse or waiver of the restrictions, for the forfeiture of such restricted stock in exchange for the amount, if any, which the participant paid for them.

     Deferred Stock. The Compensation Committee may also make deferred stock awards under the Plan, which involve the non-transferable right to receive shares of Common Stock without any payment in cash or property in one or more installments at a future date or dates, as determined by the Compensation Committee. Receipt of deferred stock may be conditioned in such manner as the Compensation Committee shall determine, including being conditioned on continued employment or attainment of performance goals.

     A recipient of a deferred stock award must enter into an agreement setting forth the applicable provisions for deferral of the shares of Common Stock covered by such award, as determined by the Compensation Committee. Except as otherwise determined by the Compensation Committee, all such rights will terminate upon the participant's termination of employment. Any deferral restrictions under a deferred stock award may be accelerated or waived by the Compensation Committee at any time prior to termination of employment. The Compensation Committee may permit participants to make elections to defer further receipt of a deferred stock award. Recipients of deferred stock awards will be entitled to receive dividend equivalents, subject to the terms of the award agreement.

     Dividend Deferrals under the Plan. The Plan provides for the automatic deferral and deemed reinvestment of (i) dividends paid on restricted stock awards under the Plan and (ii) in the case of deferred stock awards, amounts equal to dividends which would have been paid if shares of Common Stock subject to such award had been outstanding, in each case unless otherwise determined by the Compensation Committee.

     Amendment and Termination. The Board may terminate or suspend the Plan at any time, but such termination or suspension shall not adversely affect any stock options, SAR's or restricted or deferred stock awards then outstanding under the Plan, without the participant's consent. The Board may amend the Plan, but may not, without the prior approval of the shareholders, make any amendment that would (i) except as provided under the Plan, increase the number of shares reserved for grants under the Plan, (ii) change the class of employees eligible to receive awards, (iii) extend the maximum term for options or (iv) materially increase the benefits under the Plan. The Compensation Committee may amend the term of any award or option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without the holder's consent. The Compensation Committee may also substitute new stock options for previously granted stock options, including previously granted stock options having higher exercise prices.

     Change in Control Provisions. The Plan provides that in the event of a "Change in Control" (as defined in the Plan) or a "Potential Change in Control" (as defined in the Plan), the Board or the Compensation Committee may provide that (i) any or all stock options and related SAR's (to the extent outstanding for at least 6 months) will become fully vested and immediately exercisable,
(ii) the restrictions and deferral limitations applicable to outstanding restricted and deferred stock awards will lapse and the shares of Common Stock in question will fully vest, and (iii) the value of any or all outstanding options and restricted or deferred stock awards will be cashed out on the basis of the highest price paid or offered for the Common Stock during the preceding 60-day period, or such other date as may be determined by the Compensation Committee. In addition, at any time prior to or after a "Change in Control" or a "Potential Change in Control", the Compensation Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine to be appropriate.

     Automatic Stock Option Awards. The Plan provides for an automatic grant of Non-Qualified Stock Options for a total of 2,000 shares of Common Stock to each of the first 5 non-employee directors of the Company, elected during the 2-year period following the Distribution (subject to anti-dilution adjustments under the Plan to reflect stock dividends, stock splits and the like). Each such option is for a term of 10 years, with 50% becoming exercisable after one year and 25% after each of the succeeding 2 years. Such options become immediately exercisable upon a "Change of Control" or "Potential Change of Control" as and to the extent provided under the Plan. The price per share for such grant to Mr. Reid is $13.80, which is the average for the 20 trading days following the Distribution of the daily closing price of the Common Stock as quoted in the NASDAQ National Market System. As to grants effective following the Distribution, the Plan provides for an option price per share equal to the closing price of the Common Stock on the NASDAQ National Market System on the date of the grant. The price per share for the grant to Mr. Weil is $12.00. No action by the Compensation Committee is required to effect any such grants.

INCENTIVE BONUS PLAN

     Pursuant to the Company Incentive Bonus Plan ("Bonus Plan"), participants are provided an opportunity to receive additional compensation based on their performance and the performance of the Company. Eligible participants in the Bonus Plan are those officers and other key employees determined on a calendar year basis who by their individual contributions promote the interests of the Company and its subsidiaries. During each year the Bonus Plan is in effect, a target bonus for each eligible participant for such year is determined. At the end of each year, the Compensation Committee gives consideration to the Company's performance during such year in light of business conditions and earnings opportunities. On the basis of such determination, the Compensation Committee designates a percentage to be multiplied by the aggregate of such target bonuses for the participants, and the product obtained constitutes a general bonus pool from which individual bonuses are awarded.

     Individual bonuses for executive officers, excluding the Chief Executive Officer, are determined by the Compensation Committee after consulting with the Chief Executive Officer, and individual bonuses for other participants are determined by the Chief Executive Officer. The bonus for the Chief Executive Officer is determined by the Compensation Committee. Individual bonuses are based on the performance of a participant and of the business segment of the Company in which the participant is involved. A bonus for an individual can vary from zero to 150% of the target bonus; however, the aggregate of all bonuses paid under the Bonus Plan for any year cannot exceed such general bonus pool.

     In addition to a general bonus pool, a special bonus pool is established in an amount equal to 10% of the aggregate amount of such target bonuses. Bonus awards may be made from such special bonus pool at the discretion of the Chief Executive Officer to participants whether or not they have received an award from the general bonus pool.

401(K) SAVINGS PLAN

     Pursuant to the Cliffs Drilling Company 401(k) Savings Plan (the "401(k) Plan"), any employee who has both reached age 21 and completed 90 days of service can reduce his salary and have the Company contribute an equal amount on his behalf to the 401(k) Plan. Employee contributions range in one percent multiples up to 16% of salary, with a 1993 calendar year dollar maximum of $8,994 (as required by the Code). In addition, the Company contributes on behalf of each participant (or "matches") an amount equal to 100% of that portion of each participant's contribution which does not exceed 6% of the participant's annual salary. Both the employee and employer contributions for certain highly compensated employees may be further limited through the operation of the nondiscrimination requirements found in Sections 401(k) and 401(m) of the Code.

     Employee contributions can be invested in any or all of six funds, at the choice of the participant. Contributions can be split between funds in multiples of 5%. Employer contributions are invested in Common Stock. Employee contributions are 100% vested and nonforfeitable. Employer contributions are subject to a graded vesting schedule, with participants being fully vested upon completion of 5 years of service with the Company or a qualified affiliate. Distributions from the 401(k) Plan are made upon retirement, death, disability or separation from service. Contributions to the 401(k) Plan and earnings on contributions are not included in a participant's gross income until distributed to the participant.

     In 1989, the 401(k) Plan was amended to include provisions wherein participants are able to procure loans from their respective individual accounts within the 401(k) Plan, not to exceed one-half of each participant's vested balance in such accounts, limited to a maximum of $50,000. Repayments are achieved through systematic payroll deductions. All loans are documented by execution of promissory notes, secured by pledge of the participant's remaining vested balance in the respective accounts and are subject to interest at prevailing competitive rates. Other terms of the loans are governed by the Company's policies, subject to the rules, regulations and pronouncements promulgated by the Department of Labor, the Employee Retirement Income Security Act of 1974 and any other agency or statutes having regulatory authority over such matters.

RETENTION PLAN FOR SALARIED EMPLOYEES

     The Cliffs Drilling Company Retention Plan for Salaried Employees (the "Retention Plan") provides certain additional benefits to employees, effective for a one-year period only upon the occurrence of certain events essentially constituting a "Change of Control." Under the Retention Plan, an eligible employee of the Company whose employment is terminated by the Company during the one-year term of the Retention Plan (i.e., the one-year period following a Change in Control) is entitled to receive a severance benefit equal to the greater of 6 to 12 months continuation of base salary (depending upon such employee's position) or the employee's weekly base salary times his or her number of years of continuous service with the Company. Eligible employees also are entitled to received continuation of health and life insurance benefits and payment for unused vacation time accrued during the calendar year in which employment was terminated. Additionally, certain management employees are eligible for reimbursement of reasonable outplacement expenses in an amount up to 15% of their final base salary. Eligible participants under the Retention Plan may be reimbursed for legal fees and expenses incurred in enforcing their respective rights under the Retention Plan. The Retention Plan is unfunded, and all benefits payable thereunder are to be derived from the Company's then current operating funds. Any employees who have separate agreements with the Company providing for severance or other salary continuation benefits are not entitled to participate in the Retention Plan.

INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnification agreements ("Indemnification Agreements") with each of its directors and officers. The Indemnification Agreements provide indemnification for any amount which a director or officer is or becomes obligated to pay relating to or arising out of any claim made against such director or officer because of any act, failure to act or neglect or breach of duty, including, without limitation, an actual or alleged error, misstatement or misleading statement, which such director or officer commits, suffers, permits or acquiesces in while acting as a director or officer of the Company. The Indemnification Agreements are intended to provide benefits and protections beyond those provided for by the Company's Certificate of Incorporation. The Indemnification Agreements were approved by Cleveland-Cliffs Inc, as the sole shareholder of the Company, prior to the Distribution, and subsequently have been renewed and approved by the Board.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table set forth below is intended to provide shareholders a concise comprehensive overview of compensation awarded, earned or paid during the reporting period. The Summary Compensation Table includes individual compensation information on the Chief Executive Officer and the four other most highly paid executive officers, for services rendered in all capacities during the fiscal years 1993, 1992 and 1991.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                    COMPENSATION
                                                                 -------------------
                                                                       AWARDS
                                                 ANNUAL          -------------------
                                            COMPENSATION(1)      RESTRICTED   SECURITIES    ALL
                                           ------------------    STOCK        UNDERLYING   OTHER
            NAME AND               FISCAL  SALARY      BONUS     AWARDS       OPTIONS      COMPENSATION
       PRINCIPAL POSITION          YEAR      ($)        ($)      ($)(2,3)      (#)         ($)(4)
- ---------------------------------  ----    -------    -------    ------       ------       ------
Douglas E. Swanson...............  1993    223,333    105,000        --       12,000       12,940
  President and Chief              1992    200,000    100,000        --(2)        --       11,911
  Executive Officer                1991    161,000     80,500        --       30,000
Randolph Newcomer................  1993    177,000     70,000        --        7,000       12,969
  Executive Vice President         1992    170,000     70,000        --(2)        --       10,869
                                   1991    142,000     71,000        --       15,000
Charles M. McCall................  1993    114,667     60,000        --        5,000        7,651
  Vice President -- Drilling       1992    110,000     40,000        --(2)        --        7,235
  Operations                       1991    100,000     50,000        --        6,000
James P. Mitchen.................  1993    105,833     55,000        --        6,000        6,656
  Vice President -- Business       1992    100,000     40,000        --(2)        --        6,173
  Development                      1991     85,000     40,000    26,480(3)     3,000
Edward A. Guthrie................  1993    105,833     50,000        --        6,000        7,098
  Vice President -- Finance        1992    100,000     40,000        --(2)        --        6,594
                                   1991     80,000     40,000        --        5,000

                                                   (See notes on following page)

- ---------------

(1) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those executive officers relating to their participation in the Company's defined contribution plan. The bonuses shown above for 1993 were earned for that year, but were paid in March, 1994.

(2) Shares of restricted stock were issued to these executive officers effective December 31, 1992, in consideration for full-recourse interest bearing promissory notes of that same date, payable to the Company by the respective executive officers. The amount of each promissory note equals the market value of the restricted stock at the date of award. Such restricted stock was issued in conjunction with long-term incentive awards in the form of deferred stock granted December 31, 1992 under the Company's 1988 Incentive Equity Plan (the "Plan"), in tandem with the restricted stock awarded. Such deferred stock awards allow the holder to receive varying percentages of a specified number of shares of Common Stock at the end of a five-year period terminating December 31, 1997, based on the level of appreciation of the Company's book value per share of Common Stock during said five-year period. The terms of the awards provide that if the book value per share (defined as consolidated shareholder's equity divided by the number of outstanding shares of Common Stock) increases by less than ten percent (10%) compounded annually for five years, then no portion of the deferred stock is earned and all such deferred stock is forfeited. If the book value per share increases by at least ten percent (10%), but less than fifteen percent (15%), compounded annually for five years, then sixty percent (60%) of the deferred stock is earned and the balance is forfeited. One hundred percent (100%) of the deferred stock awarded is earned if the book value per share increases by at least fifteen percent (15%) compounded annually for five years. Under the terms of the Company's 1988 Incentive Equity Plan, the Compensation Committee retains discretion, subject to Plan limits, to modify the terms of outstanding awards to take into account the effect of unforeseen or extraordinary events and accounting changes.

(3) A total of 2,000 shares of restricted stock were awarded December 12, 1991, with restrictions lapsing ratably on each anniversary date over a four-year period. At December 31, 1993, the named individual held an aggregate of 2,000 shares of restricted stock with a market value as of such date of $25,000, without giving effect to the diminution of value attributable to the restrictions on such stock. The amount reported in the table represents the market value of the shares at the date of grant, net of consideration paid by the named executive officer. The Plan provides for the automatic deferral and deemed reinvestment of dividends paid on restricted stock awards under the Plan. No dividends have been paid on any shares of restricted stock.

(4) The amounts shown in this column for the last fiscal year are comprised of the following: an aggregate of $37,423 of Company payments to the defined contribution plan, consisting of $8,994, $8,850, $6,879, $6,350 and $6,350 on behalf of Messrs. Swanson, Newcomer, McCall, Mitchen and Guthrie, respectively and an aggregate of $9,891 of Company paid adjustable life insurance premiums in excess of the Company's basic benefits, consisting of $3,946, $4,119, $772, $306 and $748 on behalf of Messrs. Swanson, Newcomer, McCall, Mitchen and Guthrie, respectively. Information for fiscal year 1991 is not required to be disclosed in this column.
                                                   (See notes on following page)

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table presents the total number of the Company's Common Stock options granted to the reportable executive officers on May 20, 1993. No SAR grants were awarded during fiscal year 1993.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                                  ------------------------------------------
                                              % OF
                                             TOTAL                                   POTENTIAL
                                             OPTIONS                              REALIZABLE VALUE
                                  NUMBER OF  GRANTED                             AT ASSUMED ANNUAL
                                  SECURITIES TO         EXERCISE                   RATES OF STOCK
                                  UNDERLYING EMPLOYEES    OR                     PRICE APPRECIATION
                                  OPTIONS      IN        BASE                     FOR OPTION TERM
                                  GRANTED    FISCAL     PRICE      EXPIRATION    ------------------
              NAME                (#)(1,2,3)  YEAR      ($/SH)       DATE        5%($)      10%($)
- --------------------------------  ------     ------     ------     ---------     ------     -------
Douglas E. Swanson..............  12,000      15.5%     12.875     5/20/2003     97,164     246,233
Randolph Newcomer...............   7,000       9.0%     12.875     5/20/2003     56,679     143,636
Edward A. Guthrie...............   6,000       7.7%     12.875     5/20/2003     48,582     123,117
James P. Mitchen................   6,000       7.7%     12.875     5/20/2003     48,582     123,117
Charles M. McCall...............   5,000       6.5%     12.875     5/20/2003     40,485     102,597

- ---------------

(1) Stock options granted in 1993 are exercisable in increments of 50%, 25% and 25%, respectively, commencing one, two and three years after the grant date.

(2) Under the terms of the Company's 1988 Incentive Equity Plan, the Compensation Committee retains discretion subject to the Plan limitations, to modify the terms of outstanding stock options and to reprice the stock options.

(3) The stock options were granted for a term of 10 years, subject to earlier termination in certain events relating to cessation of employment.

AGGREGATED OPTION/SAR GRANTS IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table presents the total number of the Company's Common Stock options held by the reportable executive officers at December 31, 1993, denoting the exercisability of each option at that time.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                           VALUE OF
                                                                         NUMBER OF         UNEXERCISED
                                                                        SECURITIES         IN-
                                                                        UNDERLYING         THE-MONEY
                                                                        UNEXERCISED        OPTIONS/SAR'S
                                                                       OPTIONS/SAR'S       AT FISCAL
                                                                         AT FISCAL           YEAR-
                                          SHARES                        YEAR-END(#)         END($)
                                        ACQUIRED ON      VALUE         -------------       ---------
                                         EXERCISE       REALIZED       EXERCISABLE/        EXERCISABLE/
                NAME                        (#)           ($)          UNEXERCISABLE       UNEXERCISABLE(1)
- -------------------------------------   -----------     --------       -------------       ---------
Douglas E. Swanson...................        --            --          50,100/19,500          --
Randolph Newcomer....................        --            --          32,150/10,750          --
Charles M. McCall....................        --            --          12,500/ 6,500          --
Edward A. Guthrie....................        --            --          11,750/ 7,250          --
James P. Mitchen.....................        --            --           7,250/ 6,750       3,750/ --

- ---------------

(1) Represents the difference between the market value of the Common Stock at December 31, 1993 ($12.50 per share) and the exercise or base price of the options.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Five non-employee directors comprise the Compensation Committee which is responsible for setting and administering executive officers' salaries, annual bonuses and the incentive plans that govern the compensation paid to all such executives. In addition, the Compensation Committee advises and consults with management regarding benefit plans and compensation policies and practices of the Company.

  Compensation Philosophy

     The executive compensation program of the Company has been designed to motivate, reward, attract and retain the management deemed essential to ensure the success of the Company. The program seeks to align executive compensation with Company objectives, business strategy and financial performance. In applying these principles the Compensation Committee seeks to:

     - Reward executives for long-term strategic management and the enhancement of shareholder value;

     - Support an environment that rewards performance with respect to Company goals, as well as Company performance relative to industry competitors;

     - Integrate compensation programs with both the Company's short and long-term strategic plans;

     - Attract and retain key executives critical to the long-term success of the Company and each of its business segments; and

     - Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock.

     The executive compensation program is comprised of salary, annual cash incentive opportunities, long-term incentive opportunities in the form of stock options, restricted stock, deferred stock and stock appreciation rights, and benefits typically offered to executives by major corporations.

     As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based upon performance incentives and a lesser portion upon salary and employee benefits, causing greater variability in the individual's absolute compensation level from year to year. In addition, the higher that one rises in the Company, the greater the mix of compensation shifts to reliance on the value of the Common Stock through stock-based awards.

  Base Salaries

     Base salaries for executive officer positions are generally determined by competitive factors. These competitive factors include primarily the base salary of other top executives of drilling contractors and the oil service sector. Salary reviews and market comparisons are conducted annually.

     The Company has participated in drilling industry management compensation surveys since 1983. Members of the Compensation Committee review the various compensation surveys to determine comparable compensation provided by similar companies. The Compensation Committee also considers business performance, general economic conditions, and for those officers responsible for a particular business segment, the financial and non-financial results of the applicable business segment, including implementation and accomplishment of Company goals and objectives.

     The salaries of the Chief Executive Officer and the named executive officers were established at the meeting of the Compensation Committee on May 20, 1993 and have not been reviewed subsequent to that meeting. There have been no increases in base salaries for the Chief Executive Officer or the other named individuals since the May, 1993 meeting.

  Incentive Bonus Plan

     The compensation policy of the Company dictates that a substantial portion of the annual compensation of each officer relates to and must be contingent upon the performance of the Company, as well as the individual contribution of each officer. As a result, much of an executive officer's compensation is "at risk," with annual bonus compensation at target levels amounting to approximately 50% of base salary.

     Under the Company's Incentive Bonus Plan, bonuses are awarded annually based on the executive's individual performance and the performance of the business segment in relation to specific goals and objectives. In the case of the Chief Executive Officer, the performance of the entire Company is evaluated in relation to specific performance goals.

     The performance goals for both executive officers and the Chief Executive Officer include both financial and non-financial objectives, including the achievement of certain financial targets in relation to internal budgets, developing internal infra-structure and enhancing positions in certain markets. The financial criteria include, among other things, controlling direct and overhead expenses, increasing cash flow from operations and increasing net income. The non-financial criteria include expansion of the Company's market share in both the domestic and international markets, as well as developing operations in identified strategic markets. Subsequent to the end of the year, a review of the performance is made by the Compensation Committee against these goals and annual incentive awards, if any, are approved and recommended by the Compensation Committee to the Board.

     On March 2, 1994 the Compensation Committee granted a total of $446,500 under the Incentive Bonus Plan to the Company's ten (10) executive officers, including awards to Messrs. Swanson, Newcomer, McCall, Guthrie and Mitchen of $105,000, $70,000, $60,000, $50,000 and $55,000, respectively, and a total of
$154,600 to certain other key employees as a group. Such bonuses awarded were payable in March of 1994.

  Incentive Equity Plan

     The Incentive Equity Plan was established in 1988 to reward performance of officers and key managers through the award of stock options, stock appreciation rights and restricted or deferred stock awards. This plan reinforces the long-term portion of the compensation plan available to each of the officers and key employees and places emphasis on an increase in shareholder value either through stock price appreciation and/or increases in book value per share. During 1993 the Compensation Committee awarded options granting rights to acquire a total of 77,500 shares of Common Stock, encompassing 63,000 shares of Common Stock awarded to the Company's ten (10) executive officers, including awards to Messrs. Swanson, Newcomer, McCall, Guthrie and Mitchen, of 12,000, 7,000, 5,000, 6,000 and 6,000 shares of Common Stock, respectively, and a total of 14,500 shares of Common Stock to certain other key employees. At December 31, 1993, an aggregate of 413,875 shares of Common Stock had been awarded and remained in effect in the form of restricted stock, stock options and deferred stock to officers, directors and key management employees.

  Chief Executive Officer

     In the case of Mr. Swanson, the Compensation Committee desires to link the compensation of its Chief Executive Officer with the enhancement of shareholder value. In determining Mr. Swanson's award under the Incentive Bonus Plan, the Committee was influenced by his leadership and corporate direction regarding the Company's 1993 performance, particularly the Company's financial accomplishments. Despite the continuing volatile economic environment faced by the oilfield service industry, the Company posted records in net income ($.21 per share versus $.11 per share in 1992), operating income ($7.5 million versus $.3 million in 1992) and cash flow from operations ($17.2 million versus $8.1 million in 1992). The Compensation Committee also recognized Mr. Swanson's leadership in expanding the Company's international presence through turnkey operations in Mexico and Venezuela, the divestiture of non-performing barge rig assets, and the launching of a new business line of well engineering teams and management services.

  Summary

     The Compensation Committee believes the compensation philosophy of aligning executive compensation with Company objectives, business strategy and financial performance best links executive compensation with the long-term interest of shareholders. In connection with performance reviews and the goals targeted to enhance shareholder value, key officers and managers are rewarded accordingly. The Compensation Committee believes 1993 compensation adequately reflects the Company's compensation policies and practices.

                                    COMPENSATION COMMITTEE
                                    John D. Weil, Chairman
                                    Michael M. Cone
                                    H. Robert Hirsch
                                    Robert M. McInnes
                                    Joseph E. Reid

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION COMMITTEE DECISIONS

     During the Company's 1993 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

     No member of the Compensation Committee of the Board of Directors of the Company was, during the 1993 fiscal year, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure according to applicable rules and regulations of the Securities and Exchange Commission, except Mr. Cone, a member of the Compensation Committee who was formerly an executive officer of the Company.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the NASDAQ Composite Index and the Company's peer group index (Simmons & Company Offshore Drillers Index).

                                                                   Simmons &
                                    Cliffs          NASDAQ          Company
      Measurement Period           Drilling        Composite        Offshore
    (Fiscal Year Covered)           Company          Index        Drillers Index
    ---------------------          --------        ---------      --------------
1988                                  100               100             100
1989                                154.3             121.1           165.9
1990                                125.7             103.1           138.6
1991                                142.9             166.3            79.1
1992                                138.6             194.1            82.0
1993                                142.9             228.1           137.7

- ---------------

(1) The plot points shown in the performance graph and accompanying table above are calculated as of December 31st of each fiscal year.

(2) The NASDAQ Composite Index and the Simmons & Company Offshore Drillers Index are calculated using total returns to common stock assuming reinvestment of dividends. The Simmons & Company Offshore Drillers Index includes Arethusa (Off-Shore) Ltd., Atwood Oceanics, Inc., Chiles Offshore Corporation, Cliffs Drilling Company, Dual Drilling Company, Energy Service Company, Inc., Global Marine, Inc., Marine Drilling Company, Inc., Noble Drilling Corporation, Reading & Bates Corporation, Rowan Companies, Inc. and Sonat Offshore Drilling Inc.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information concerning the number of shares of Common Stock and Preferred Stock owned beneficially as of April 14, 1994 (except as otherwise indicated) by each person or "group" (as that term is used in the Securities Exchange Act of 1934) known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock or Preferred Stock as of that date. Unless otherwise noted, to the Company's knowledge each person listed below has sole voting and dispositive power with respect to the shares listed.

                                                                 BENEFICIAL OWNERSHIP
                                                      ------------------------------------------
                                                             AMOUNT                PERCENTAGE
                                                      --------------------      ----------------
              NAME OF BENEFICIAL OWNER                COMMON       PREFERRED    COMMON     PREFERRED
- ----------------------------------------------------  -------      -------      -----      -----
Austin, Calvert & Flavin, Inc.
Edward H. Austin, Jr.
Ruth C. Austin Trust
Jonathan C. Calvert
Harry M. Flavin
  112 E. Pecan, Suite 2800
  San Antonio, TX 78205(1)..........................  578,711      171,500      12.8%      14.9%
John D. Weil
  509 Olive Street
  Suite 705
  St. Louis, MO 63101(2)............................  446,607      115,900      10.1%      10.1%
FMR Corp.
  82 Devonshire Street
  Boston, MA 02109(3)...............................  434,378        7,000      10.3%        .6%
GHS Management, Inc.
G. Houston Hall
James C. Smith
  c/o G. Houston Hall
  8235 Douglas Avenue, Suite 420
  Dallas, TX 75225(4)...............................  398,855       90,000       9.2%       7.8%
Wellington Management Company
  75 State Street
  Boston, MA 02109(5)...............................  370,200           --       8.8%         --
Merrill Lynch & Co., Inc.
Merrill Lynch Group, Inc.
Princeton Services, Inc.
  World Financial Center, North Tower
  250 Vesey Street
  New York, NY 10281(6).............................  244,623       29,000       5.8%       2.5%
Dimensional Fund Advisors Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401(7).........................  243,209           --       5.8%         --
State Street Research & Management Company
Metropolitan Life Insurance Company
  One Financial Center, 38th Floor
  Boston, MA 02111(8)...............................  234,000           --       5.6%         --

                                             (Table continued on following page)

                                                                 BENEFICIAL OWNERSHIP
                                                      ------------------------------------------
                                                             AMOUNT                PERCENTAGE
                                                      --------------------      ----------------
              NAME OF BENEFICIAL OWNER                COMMON       PREFERRED    COMMON     PREFERRED
- ----------------------------------------------------  -------      -------      -----      -----
College Retirement Equities Fund
  730 Third Avenue
  New York, NY 10017(9).............................  226,095           --       5.4%         --
Quest Advisory Corp.
  1414 Avenue of the Americas
  New York, NY 10019(10)............................  162,878       86,000       3.7%       7.5%

- ---------------

 (1) The information shown above was obtained from two Schedule 13D's (Amendments No. 3) both dated October 1, 1992, as filed with the Securities and Exchange Commission (the "Commission") by Austin, Calvert & Flavin, Inc. ("ACF") on behalf of itself and Messrs. Edward H. Austin, Jr., Jonathan C. Calvert and Harry M. Flavin who provide investment advice in the ordinary course of business to clients possessing accounts with ACF. The information shown above was supplemented by information from Form 4 reports filed with the Commission by Edward H. Austin, Jr. dated March 9, 1993 and May 7, 1993, respectively, and a Form 3 report filed with the Commission by the Ruth C. Austin Trust dated March 9, 1993. Messrs. Austin, Calvert and Flavin as officers, directors and shareholders of ACF may be deemed to possess indirect beneficial ownership with respect to shares of Common Stock and Preferred Stock beneficially owned by clients of ACF. In addition, Mr. Austin may be deemed to possess indirect beneficial ownership with respect to shares of Common Stock and Preferred Stock beneficially owned by the Ruth C. Austin Trust of which Mr. Austin serves as Trustee. ACF, the Ruth C. Austin Trust and Messrs. Austin, Calvert and Flavin are collectively referred to hereinafter as the "related parties". Of the 578,711 shares of Common Stock reflected as beneficially owned by the related parties, 313,825 of such shares result from ACF's right to acquire such shares upon conversion of 165,700 shares of Preferred Stock, 3,409 of such shares result from Mr. Austin's right to acquire such shares upon conversion of 1,800 shares of Preferred Stock and 7,575 of such shares result from the Ruth C. Austin Trust's right to acquire such shares upon conversion of 4,000 shares of Preferred Stock. Mr. Austin has sole voting and dispositive power with respect to 13,809 shares of Common Stock and shared voting and dispositive power with respect to 564,900 shares of Common Stock. ACF has shared voting and dispositive power with respect to 502,325 shares of Common Stock and Mr. Flavin has shared voting and dispositive power with respect to 557,325 shares of Common Stock.

 (2) The information shown above was obtained from the Schedule 13D (Amendment No. 5) dated April 8, 1994, as filed with the Commission by John D. Weil. Of the 446,607 shares of Common Stock reflected as beneficially owned, Mr. Weil has the right to acquire 219,507 of such shares upon the conversion of 115,900 shares of Preferred Stock and 2,000 shares of Common Stock which may be acquired upon the exercise of options granted to Mr. Weil, exercisable at $12.00 per share. Mr. Weil has sole voting and dispositive power with respect to 202,227 shares of Common Stock and shared voting and dispositive power with respect 11,681 shares of Common Stock. Mr. Weil disclaims beneficial ownership with respect to 266,956 shares of Common Stock (including 141,856 shares which may be acquired upon the conversion of 74,900 shares of Preferred Stock) and 74,900 shares of Preferred Stock.

 (3) The information shown above was obtained from the Schedule 13G (Amendment No. 2) dated February 11, 1994, as filed with the Commission by FMR Corp. ("FMR") on behalf of its wholly-owned subsidiaries, Fidelity Management & Research Company ("Fidelity") and Fidelity Management Trust Company. Of the 434,378 shares of Common Stock reflected as beneficially owned by FMR, 13,257 of such shares result from Fidelity's right to acquire such shares upon conversion of 7,000 shares of Preferred Stock. FMR may be deemed to have sole voting and dispositive powers in regards to 67,900 shares of Common Stock and FMR and Edward C. Johnson 3d may each be deemed to have sole dispositive power with respect to 366,478 shares of Common Stock.
                                             (Notes continued on following page)

 (4) The information shown above was obtained from the Schedule 13D dated February 4, 1994 relating to Common Stock and the Schedule 13D dated February 4, 1994 relating to Preferred Stock, as filed with the Commission by GHS Management, Inc. ("GHS") on behalf of Falcon Fund, Ltd. ("Falcon") and Quasar International Partners C.V. "Falcon" ("Quasar"), Mr. G. Houston Hall and Mr. James C. Smith. GHS has sole voting and dispositive power with respect to the shares of Common Stock and Preferred Stock held by Falcon and Quasar. Messrs. G. Houston Hall and James C. Smith have shared voting and dispositive power with respect to the 389,385 shares of Common Stock and 85,000 shares of Preferred Stock beneficially owned by GHS. In addition, Mr. Hall has sole voting and dispositive power with respect to 1,500 shares of Preferred Stock and Mr. Smith has sole voting and dispositive power with respect to 3,500 shares of Preferred Stock. The 398,855 shares of Common Stock reflected as beneficially owned include 160,985, 2,841 and 6,629 shares of Common Stock that would be received upon the conversion of 85,000, 1,500 and 3,500 shares of Preferred Stock currently held by Falcon and Quasar (managed by GHS), Mr. Hall and Mr. Smith, respectively. Included in the 90,000 shares of Preferred Stock reflected as beneficially owned are the 85,000, 1,500 and 3,500 shares of Preferred Stock currently held by Falcon and Quasar (managed by GHS), Mr. Hall and Mr. Smith, respectively.

 (5) The information shown above was obtained from the Schedule 13G (Amendment No. 1) dated February 10, 1994, as filed with the Commission by Wellington Management Company ("Wellington") on behalf of itself and its wholly-owned subsidiary, Wellington Trust Company, N.A. Shared voting and dispositive power may be deemed to be held by Wellington with respect to 180,200 and 370,200 shares of Common Stock, respectively.

 (6) The information shown above was obtained from the Schedule 13G (Amendment No. 1) dated February 14, 1994, as filed with the Commission by Merrill Lynch & Co., Inc. ("ML & Co.") on behalf of its wholly-owned subsidiaries Merrill Lynch Group, Inc. and Princeton Services, Inc. which collectively with ML & Co. are hereinafter referred to as "Merrill Lynch". Of the 244,623 shares of Common Stock reflected as beneficially owned, Merrill Lynch has the right to acquire 54,924 shares of Common Stock upon the conversion of 29,000 shares of Preferred Stock. Merrill Lynch has shared voting and dispositive power with respect to such shares.

 (7) The information shown above was obtained from a Schedule 13G (Amendment No.
     1) dated February 9, 1994, as filed with the Commission by Dimensional Fund Advisors Inc. ("DFA"). Sole voting and dispositive power may be deemed to be held by DFA with respect to 190,009 and 243,209 shares of Common Stock, respectively.

 (8) The information shown above was obtained from the Schedule 13G (Amendment No. 1) dated February 10, 1994 as filed with the Commission by State Street Research & Management Company ("State Street") and from the Schedule 13G (Amendment No. 1) dated February 9, 1994 as filed with the Commission by Metropolitan Life Insurance Company, the parent holding company of State Street. State Street has sole voting and dispositive power with respect ot 160,000 shares and 234,000 shares of Common Stock, respectively.

 (9) The information shown above was obtained from the Schedule 13G (Amendment No. 1) dated February 8, 1994, as filed with the Commission by College Retirement Equities Fund.

(10) The information shown above was obtained from the Schedule 13G (Amendment No. 1) dated February 7, 1992, as filed with the Commission by Quest Advisory Corp. Of the 162,878 shares of Common Stock reflected as beneficially owned, Quest Advisory Corp. has the right to acquire all such shares upon the conversion of 86,000 shares of Preferred Stock.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent (10%) shareholders are required by the regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with, except that the Initial Statement of Beneficial Ownership on Form 3 was filed one day late by Mr. Owen; and the Initial Statement of Beneficial Ownership on Form 3 was filed late by the Ruth Campbell Austin Trust, a trust with an insider trustee.

                              CERTAIN TRANSACTIONS

     There are no transactions or relationships between management and the Company or others which are material and are required to be disclosed.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     By resolution of the Board, the firm of Ernst & Young, Certified Public Accountants, was chosen as the independent public accountants to examine the books, records and accounts of the Company for the year 1994. In accordance with that same resolution, this selection is being presented to the shareholders for ratification. Ernst & Young have been the independent public accountants of the Company since 1978. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Shareholders on May 19, 1994, with an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. If the shareholders do not ratify the employment of Ernst & Young, the selection of independent public accountants will be reconsidered by the Board of Directors.

                           1995 SHAREHOLDER PROPOSALS

     In order for shareholder proposals for the 1995 Annual Meeting of Shareholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Secretary of the Company at its principal office at 300 Citicorp Center, Houston, Texas 77002, no later than December 19, 1994.

                               VOTING PROCEDURES

     All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be determined by written ballot. Directors shall be elected by the affirmative vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. All shares represented by proxies that reflect abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast".

     Shares referred to as "broker non-votes" (i.e. shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, such shares will be treated as not present and not entitled to vote with respect to that matter (even though such shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

                                 OTHER BUSINESS

     The Board knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. SHAREHOLDERS ARE URGED TO VOTE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                              By order of the Board of Directors


                                              James E. Mitchell Jr.
                                              Secretary

                                                  CLIFFS DRILLING COMPANY

                                                         NOTICE OF

                                                       ANNUAL MEETING
                                                      OF SHAREHOLDERS
                                                       TO BE HELD ON
                                                        MAY 19, 1994
                                                            AND
                                                      PROXY STATEMENT

                                                 [CLIFFS DRILLING COMPANY]

                                    CLIFFS DRILLING COMPANY
            Proxy Solicited by Board of Directors for the Annual Meeting of
                      Shareholders to be Held Thursday, May 19, 1994

        The undersigned hereby appoints H. Robert Hirsch and Robert M. McInnes or either of them, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Cliffs Drilling Company (the "Company"), or any adjournments thereof. The undersigned instructs said proxies to vote as follows:

1. ELECTION OF DIRECTORS
   Nominees: Michael M. Cone and John D. Weil             (change of address)

2. APPOINTMENT OF ERNST & YOUNG                         -----------------------
   AS INDEPENDENT PUBLIC ACCOUNTANTS
   OF THE COMPANY FOR 1994                              -----------------------

3. IN THEIR DISCRETION AS TO SUCH OTHER                 -----------------------
   MATTERS AS MAY PROPERLY COME
   BEFORE THE MEETING                                   -----------------------
                                                        (If you have written in
                                                        the above space, please
                                                        mark the corresponding
                                                        box on the reverse side
                                                        of this card).

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this Card.

                                                                SEE REVERSE
                                                                    SIDE

/X/ Please mark your votes as in this example.              SHARES IN YOUR NAME

1. Election of Directors (see reverse)

                                  FOR        WITHHELD

                                  / /          / /

For, except vote withheld from the following nominee(s):

________________________________________________________

2. Appointment of Ernst & Young as independent public accountants of the Company for 1994.

                                  FOR        AGAINST        ABSTAIN

                                  / /          / /            / /

3. As such proxies may in their discretion determine upon such other matters as may properly come before the meeting.

                                  FOR        AGAINST        ABSTAIN

                                  / /          / /            / /

                                          Change of Address   / /

                                             Attend Meeting   / /

SIGNATURE(S) ________________________________________________ DATE ____________

SIGNATURE(S) ________________________________________________ DATE ____________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign with the full corporate name by duly authorized officer or officers. A partnership should sign in the partnership name by a partner.